Veramark Reports Third Quarter 2009 Results

PITTSFORD, NY -- (Marketwire - November 11, 2009) - Veramark Technologies Inc. (OTCBB: VERA), a leading provider of Telecom Expense Management (TEM) and Business Process Outsourcing (BPO) solutions, today announced financial results for its third quarter of 2009. Revenues of $2,511,000 for the quarter ended September 30, 2009 and $7,513,000 for the nine months ended September 30, 2009 decreased from revenues of $2,724,000 and $7,934,000, respectively, for the corresponding three and nine month periods of 2008. The net loss of $350,000, or $0.04 per share, for the quarter ended September 30, 2009 is an improvement over the net loss of $542,000, or $0.05 per share, reported for the second quarter of 2009. For the third quarter of 2008, Veramark incurred a net loss of $36,000. Veramark's net loss of $1,072,000, or $0.11 per share, for the nine months ended September 30, 2009 compares with a net loss of $490,000, or $0.05 per share, for the first nine months of 2008.

"We are pleased with the progress we are making with new products and services targeted at the TEM and BPO business segments," said Tony Mazzullo, Veramark's President and Chief Executive Officer. "Combined TEM and BPO revenues for the three and nine months ended September 30, 2009 were 78% and 35% higher, respectively, than for the same periods last year. Revenue increases for TEM and BPO services were largely offset by a decrease in revenues from the sale of call accounting products and services, which have been adversely affected by current economic conditions."

Veramark will conduct a teleconference, hosted by Mr. Mazzullo, to discuss the 2009 third quarter results on Thursday, November 12, 2009, starting at 11:00 AM Eastern Time. To access this teleconference, dial 800-530-9010.

About Veramark Technologies, Inc.

Veramark is a leading provider of innovative enterprise solutions for telecom and IT expense and performance management. Veramark solutions provide visibility into operational expenses and generate actionable business intelligence to help organizations reduce spend and optimize business processes. Veramark solutions, which include software and services for Telecom Expense Management (TEM) and Business Process Outsourcing (BPO), enable best practices for managing complex unified communications networks on a global scale. For more information, visit www.veramark.com.

                        VERAMARK TECHNOLOGIES, INC.
                  CONDENSED STATEMENT OF OPERATIONS DATA
                                (Unaudited)

                                                    Third Quarter Ended
                                                       September 30,

                                                    2009          2008
                                                ------------  ------------
Sales                                           $  2,510,515  $  2,724,296
                                                ============  ============
Loss Before Taxes                                   (350,325)      (36,259)
Income Taxes                                               -             -
                                                ------------  ------------
Net Loss                                        $   (350,325) $    (36,259)
                                                ============  ============
Net Loss Per Diluted Share                      $      (0.04) $       0.00
                                                ------------  ------------
Diluted Weighted Average
 Number of Shares Outstanding                      9,913,731     9,620,814
                                                ============  ============

                                                      Nine Months Ended
                                                        September 30,

                                                    2009          2008
                                                ------------  ------------
Sales                                           $  7,512,584  $  7,934,225
                                                ============  ============
Loss Before Taxes                                 (1,072,376)     (490,095)
Income Taxes                                               -             -
                                                ------------  ------------
Net Loss                                        $ (1,072,376) $   (490,095)
                                                ============  ============
Net Loss Per Diluted Share                      $      (0.11) $      (0.05)
                                                ============  ============
Diluted Weighted Average
 Number of Shares Outstanding                      9,855,829     9,490,905
                                                ============  ============

Veramark and VeraSMART are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com